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                                                                    EXHIBIT 3.10



                             ANACONDA JAMAICA INC.


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     ANACONDA JAMAICA INC., a corporation organized and existing under the laws of the State of Delaware, by its President and Secretary, hereby certifies as follows:

     FIRST: That the Board of Directors of said ANACONDA JAMAICA INC., by unanimous written consent given in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          By revising Article FIRST thereof so that as amended and revised said Article FIRST shall read as follows:

          "FIRST: The name of this corporation (hereinafter called the 'Corporation') is ALPART JAMAICA INC."

     SECOND: That said amendment has been consented to and authorized by the holders of all of the issued and outstanding stock of ANACONDA JAMAICA INC., entitled to vote, by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, this Certificate has been made under the corporate seal of said ANACONDA JAMAICA INC., and Abram D. Reynolds, its President, and Donald T. Cowles, its Secretary, have hereunto severally signed their names this 4th day of October, 1985.

                                   ANACONDA JAMAICA INC.

                                   By /s/ [ILLEGIBLE]
                                     -------------------------------
                                        President

                                   By /s/ [ILLEGIBLE]
                                     -------------------------------
                                        Secretary

STATE OF VIRGINIA )
                  ) ss:
COUNTY OF HENRICO )

     I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that Donald T. Cowles, personally known to me to be the Secretary of ANACONDA JAMAICA INC., a Delaware corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Secretary he signed and delivered the said instrument as Secretary of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given, by the Board of Directors of said corporation as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and official seal, this 10th day of October, 1985.


                                     /s/ CAROL L. DILLON
                                     -------------------------------
                                     Notary Public

                                     My Commission expires: November 2, 1986